Exhibit 10.1

THIRD AMENDMENT TO

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of September 18, 2006 (this “Amendment”), is entered into by and among GGRC Corp. (as “Seller”), Georgia Gulf Corporation (“Georgia Gulf”), Georgia Gulf Chemicals and Vinyls, LLC (individually and together with Georgia Gulf, the “Servicers,” and the Servicers, together with Seller, the “Seller Parties”), Variable Funding Capital Company LLC (as successor in interest to Variable Funding Capital Corporation (successor in interest to Blue Ridge Asset Funding Corporation)), (“VFCC”), Victory Receivables Corporation (“Victory” and as a purchaser, a “Purchaser,” and together with VFCC, the “Purchasers”), Wachovia Bank, National Association (individually and as a purchaser agent for the VFCC Purchaser Group, the “VFCC Purchaser Agent,” and as administrative agent, the “Administrative Agent”) and The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch (f/k/a The Bank of Tokyo-Mitsubishi, Ltd., New York Branch) (individually and as purchaser agent, the “Victory Purchaser Agent,” and together with the VFCC Purchaser Agent and the Administrative Agent, the “Agents”).  Capitalized terms used and not otherwise defined herein are used as defined in the Agreement (as defined below).

WHEREAS, the Seller Parties, the Purchasers and the Agents have entered into that certain Amended and Restated Receivables Purchase Agreement, dated as of November 12, 2004 (as the same may be amended, restated or otherwise modified from time to time, the “Agreement”);

WHEREAS, the Sellers Parties, the Purchasers and the Agents desire to amend the Agreement in certain respects as hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties agree as follows:

SECTION 1.           Amendments.  The Agreement is hereby amended as follows:

(a)           Section 6.1 of the Agreement is hereby amended and modified by adding the following clause (y) to the end of the same:

“(y) Accuracy of Information:  All information heretofore or contemporaneously furnished orally or in writing (and prepared by or on behalf of) by such Seller Party, to VFCC, the Purchasers or the Administrative Agent for purposes of or in connection with any Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished (and prepared by or on behalf of) by such Seller Party, to VFCC, the Purchasers, or the Administrative Agent pursuant to or in connection with any Transaction

Document will be, true and accurate in every material respect as of the date it was furnished and does not and will not contain any misstatement of a material fact or omitted or omit to state any material fact necessary to make such information, in light of the circumstances in which it is made, not misleading.”

(b)           Section 8.3(b) of the Agreement is hereby amended and modified by deleting the phrase “following the occurrence of a Notice Event” from the first sentence of such section.

(c)           Section 10.1(d) of the Agreement is hereby amended, modified and restated in its entirety as follows:

“(d)         (i) Any Seller Party shall (A) fail to pay any principal or interest, regardless of amount, due in respect of any Indebtedness when the aggregate unpaid principal amount is in excess of in the case of the Seller, $12,300, or in the case of any other Seller Party, $20,000,000, when and as the same shall become due and payable (after expiration of any applicable grace or cure period) or (B) fail to observe or perform any other term, covenant, condition or agreement (after expiration of any applicable grace period or cure) contained in any agreement or instrument evidencing or governing any such Indebtedness if the effect of any failure referred to in this clause (B) is to cause, or permit the holder or holders of such Indebtedness or a trustee on its or their behalf (with or without the giving of notice) to cause, such Indebtedness to become due prior to its stated maturity; (ii) any default under any other agreement or instrument relating to the purchase of receivables in an aggregate amount in excess of in the case of the Seller,  $12,300, or in the case of any other Seller Party $20,000,000, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default (A) is to permit the termination of the commitment of any party to such agreement or instrument to purchase receivables or the right of such Seller Party to reinvest in receivables the principal amount paid by any party to such agreement or instrument for its interest in receivables or (B) is to terminate such commitment or right; or (iii) a default, amortization event, liquidation event or other similar event shall occur under any asset securitization agreement or arrangement entered into by any Seller Party for the sale of receivables or an interest therein in excess of $20,000,000; or”

(d)           Section 10.1 of the Agreement is hereby amended and modified by adding the following clause (v) to the end of the same:

“(v)         The occurrence of a Credit Event.”

(e)           Section 14.7(b)(iv) of the Agreement is hereby amended, modified and restated in its entirety as follows:

“(iv)        to any other party to this Agreement, potential credit enhancer or any party listed in clauses (ii) or (iii) herein (and to any officers, directors, employees, advisors, outside accountants and attorneys of any of such party,

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provided that they are informed of the confidential nature of such information), for the purposes contemplated hereby,”

(f)            The definition of “Default Horizon Ratio” in Appendix A to the Agreement is hereby amended and restated in its entirety as follows:

“Default Horizon Ratio:  As of any Cut-Off Date, the ratio (expressed as a decimal) computed by dividing (i) the sum of (A) the aggregate sales generated by the Originators during the last four settlement periods ending on such Cut-Off Date and (B) 1/2 of the aggregate dollar amount of Receivables generated by the Originators during the fifth preceding Settlement Period (or such other number of days as the Administrative Agent and each Purchaser Agent shall reasonably determine to be appropriate in respect of the performance of the Receivables in the Receivables Pool at such time following any audit conducted pursuant to Section 7.1(c) and/or any consultation with Georgia Gulf as to the calculation of such amount in connection with the Receivables Pool following completion of such an audit) by (ii) the Net Pool Balance as of such Cut-off Date.”

(g)           The definition of “Dilution Horizon Ratio” in Appendix A to the Agreement is hereby amended and restated in its entirety as follows:

“Dilution Horizon Ratio:  As of any Cut-off Date, a ratio (expressed as a decimal), computed by dividing (i) the aggregate sales generated by the Originators during the most recent Settlement Period (or such other number of days as the Administrative Agent and each Purchaser Agent shall reasonably determine to be appropriate in respect of the performance of the Receivables in the Receivables Pool at such time following any audit conducted pursuant to Section 7.1(c) and/or any consultation with Georgia Gulf as to the calculation of such amount in connection with the Receivables Pool following completion of such an audit), by (ii) the Net Pool Balance as of such Cut-Off Date.”

(h)           The definition of “Notice Event” in Appendix A is hereby deleted.

(i)            Clause (iv) of the definition of “Termination Date” in Appendix A to the Agreement is hereby amended, modified and restated in its entirety as follows:

“(iv) September 18, 2009;”.

SECTION 2.           Effectiveness and Effect.

This Amendment shall become effective as of the date (the “Effective Date”) on which (i) this Amendment shall have been executed and delivered by a duly authorized officer of each party hereto; (ii) the Third Amended and Restated Fee Letter has been executed and delivered and the renewal fees set forth therein that are due on the date hereof have been paid in full and (iii) the Third Amendment to Receivables Sale Agreement has been executed and delivered by each of the parties thereto

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SECTION 3.           Reference to and Effect on the Agreement and the Related Documents.

Upon the effectiveness of this Amendment, (i) each of the Seller Parties hereby reaffirms all representations and warranties made by it in the Agreement (as amended hereby) and agrees that all such covenants, representations and warranties shall be deemed to have been restated as of the Effective Date of this Amendment and (ii) each reference in the Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import shall mean and be, and any references to the Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Agreement shall mean and be, a reference to the Agreement as amended hereby.

SECTION 4.           Governing Law.

THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF) OTHER THAN SECTION 5-1401 OF THE NEW YOUR GENERAL OBLIGATIONS LAW.

SECTION 5.           Severability.

Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 6.           Counterparts.

This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, each of the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GGRC CORP.

By:	/s/ JAMES T. MATTHEWS
Name:	James T. Matthews
Title:	CEO

GEORGIA GULF CORPORATION

By:	/s/ JAMES T. MATTHEWS
Name:	James T. Matthews
Title:	CFO

GEORGIA GULF CHEMICALS AND VINYLS, LLC

By:	/s/ JAMES T. MATTHEWS
Name:	James T. Matthews
Title:	CFO

[additional signatures to follow]

[Signature Page to Third Amendment to Amended and Restated Receivables Purchase Agreement]

VARIABLE FUNDING CAPITAL COMPANY LLC

By:	Wachovia Capital Markets, LLC,
as Attorney-In-Fact

By:	/s/ DOUGLAS R. WILSON
Name:	DOUGLAS R. WILSON, SR.
Title:	VICE PRESIDENT

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ WILLIAM P. RUTKOWSKI
Name:	William P. Rutkowski
Title:	Vice President

VICTORY RECEIVABLES CORPORATION

By:	/s/ GERALDINE ST-LOUIS
Name:	Geraldine St-Louis
Title:	Vice President

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
NEW YORK BRANCH

By:	/s/ ADITYA REDDY
Name:	Aditya Reddy
Title:	VP

[end of signatures]